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                                                                     Exhibit 1.2
                                300,000 SHARES
                                      OF
                                 COMMON STOCK

                         NORTHERN STAR FINANCIAL, INC.

                           SELECTED DEALER AGREEMENT
                           -------------------------

                                August __, 2000



_______________________
_______________________
_______________________
_______________________

Ladies and Gentlemen:

         Registration under the Securities Act of 1933, as amended, (the "1933 Act") of this issue, described in the enclosed Prospectus, has become effective. Berthel Fisher & Company Financial Services, Inc. (the "Underwriter") is offering certain of the Shares for purchase by a selected list of dealers (herein collectively referred to as "Selected Dealers"). Capitalized terms used but not defined herein shall have the meanings provided in the Prospectus.

Public Offering Price:             As set forth in the Prospectus.

Selected Dealers
Concession:                        $____ per Share , payable as set forth below.

Confirmation of Orders:            All orders are subject to confirmation and
                                   allotment by us. We reserve the right to reject any order, or to allot less than the amount applied for.

Delivery and Payment:              At the office of Berthel Fisher & Company
                                   Financial Services, Inc., 701 Tama Street,
                                   Bldg. B, Marion, Iowa 52302, at such time and
                                   on such day as we may advise you. Payment is
                                   to be made at the public offering price, less
                                   the Selected Dealers concession, by a
                                   certified or official bank check payable to
                                   the order of Berthel Fisher & Company
                                   Financial Services, Inc., in Clearing House
                                   funds against delivery of certificates. If
                                   you are a member of, or clear through a
                                   member of, the Depository Trust
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                                   Company (the "DTC"), we may, in our
                                   discretion, make delivery through the
                                   facilities of the DTC.

Dealings During Life
of this Agreement:                 Shares ordered by Selected Dealers, when
                                   confirmed by us, may be immediately reoffered to the public in conformity with the terms of offering set forth in the Prospectus. As stated in the Prospectus, we may engage in transactions for the purposes of stabilizing the price of the Shares. Stabilization, if commenced, may be discontinued at any time.

Termination of this
Agreement:                         This Agreement shall terminate at 5:00 P.M.,
                                   Central time, 90 days after the public
                                   offering of these Shares unless extended in our discretion for a period or periods not to exceed in the aggregate 45 days; but we may terminate this Agreement whether or not extended, at any time without prior notice.

         These Shares are offered by us for delivery when, as, and if issued to and accepted by us and subject to the terms hereof, to our right at any time to vary the offering price, concessions and terms of the offering and to withdraw, cancel, or modify this offer without notice.

         You are not authorized to act as agent for us or otherwise act in our behalf in offering these Shares to the public or otherwise, or to give any information or to make any representation not contained in the Prospectus.

         Nothing herein contained will constitute the Selected Dealers and us a partnership, association, or other separate entity, but you shall be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability to you, except for obligations expressly assumed in this Agreement, and no obligations on our part shall be implied hereby or inferred herefrom, but nothing in this paragraph shall be deemed to relieve us of any liability imposed under the 1933 Act.

         By your acceptance hereof, you agree: (1) to take up and pay for the Shares ordered by and confirmed to you; (2) in reoffering the same, to comply with the terms of this Agreement; (3) upon our request, to advise us of the amount of Shares purchased from us remaining and unsold by you and to resell to us such number of unsold Shares as we may request at the public offering price less the amount of the Selected Dealers concession; (4) that you will not offer or sell the Shares in any jurisdiction except those with respect to which we have advised you that such offers or sales will be permissible under the state securities or Blue Sky laws of the respective jurisdictions (notwithstanding any information furnished or any action taken in connection therewith, we shall have no obligation or responsibility with respect to the registration or qualification of the Shares in any jurisdiction or the right of any Selected Dealer to sell or advertise them therein) and that in the event that you sell any Shares in jurisdictions where the Shares have not been registered or qualified you will accept sole responsibility for any curative measures with respect to, or liability arising from, such sales; (5) that you will not engage in stabilizing the price of the Shares or, until

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completion of your participation in the distribution, in bidding for or purchasing or attempting to induce others to purchase, directly or indirectly, any of the Shares; and (6) notwithstanding the termination of this Agreement, to bear your proper proportion of any tax, liability or other claims in connection herewith imposed at any time against you alone, with other Selected Dealers, or with the Underwriter, and a like share of any expenses of resisting such claims.

         It is assumed that Shares sold by you will be effectively placed for investment. You agree to pay us upon demand an amount equal to the Selected Dealers concession as to any Shares purchased by you hereunder which, prior to the termination of this Agreement, we may purchase or contract to purchase for our account or which may be delivered against purchase contracts made prior to the termination of this Agreement and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Certificates for Shares delivered on such repurchases need not be the identical certificates originally purchased.

         You, by your confirmation below, represent that neither you nor any of your directors, officers, partners, "persons associated with" you (as defined in the Bylaws of the NASD) nor, to your knowledge, any "related person" (as defined by the NASD) has participated or intend to participate in any transaction or dealing (including with the Company) as to which documents or information are required to be filed with the NASD pursuant to such Rules and as to which such documents or information have not been so filed in a timely manner; and that the Company is not an "affiliate" of yours, nor is any director, officer or holder of five percent (5%) or more of the voting securities of the Company a "Person associated with" you (as such terms are defined in the Bylaws of the NASD).

         You agree that you will not sell to any account over which you exercise discretionary authority any of the Shares which you purchase.

         On becoming a Selected Dealer, and in offering and selling the Shares, you agree to comply with all the applicable requirements of the 1933 Act and the rules and regulations thereunder, and any applicable state securities laws.

         You confirm that you are familiar with Rule 15c2-8 under the Securities Exchange Act of 1934 (the "1934 Act") relating to the distribution of Preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith. You confirm that you are in compliance with Rule 15c3-1 under the 1934 Act and the Securities and Exchange Commission's uniform net capital rules thereunder, and you will continue to be in compliance during your participation in this offering.

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         You represent that you are either (1) a member in good standing of the
NASD who agrees to comply with all applicable rules of the NASD, including without limitation, the NASD's Interpretation with Respect to Free Riding and Withholding and Rules 2730, 2740, 2420, and 2750 of the NASD's Conduct Rules; or
(2) a foreign dealer not eligible for membership in the NASD who hereby agrees to make no sales within the United States, its territories, or its possessions, nor to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD Interpretation mentioned above and Rules 2730, 2740 and 2750 of the NASD's Conduct Rules as if you were an NASD member and to comply with Rule 2420 of the Conduct Rules as that Rule applies to a nonmember foreign dealer.

                 Very truly yours,

                 BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC.



                 By:______________________________________

                 Its:_____________________________________

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                                  ACCEPTANCE

         We confirm our agreement to purchase $__________ principal amount of the Shares of the above issue price subject to all the terms and conditions set forth in the Agreement. We acknowledge receipt of the Prospectus and no other statements, written or oral. We further state that in purchasing the Shares we have relied upon the Prospectus and upon no other statement whatsoever, written or oral.

Dated:   August ___2000


               ______________________________________________________
               Print corporate name or firm name of selected dealer


               ______________________________________________________
               Signature of authorized official or partner


               ______________________________________________________
               Print name of person signing


               ______________________________________________________
               Print title of person signing


               Address:


               ______________________________________________________

               ______________________________________________________

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